SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
    Check the appropriate box:
     / /  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     /X/  Soliciting Material Under Section 240.14a-12


                            CENTURA BANKS, INC.
                (Name of Registrant as Specified in its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:
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               ROYAL BANK OF CANADA TO ACQUIRE CENTURA BANKS, INC.

      Acquisition will serve as foundation for U.S. banking growth strategy

ROCKY MOUNT, N.C./TORONTO, January 26, 2001 -- Royal Bank of Canada (TSE, NYSE:
RY) and Centura Banks, Inc. (NYSE: CBC), headquartered in Rocky Mount, North Carolina, today announced they have signed a definitive merger agreement by which Royal Bank will acquire Centura.

         Under the terms of the agreement, each share of Centura outstanding will be converted into 1.684 shares of Royal Bank of Canada upon closing. The indicated value of the transaction is US$2.3 billion (C$3.5 billion), based on Royal Bank of Canada's closing share price of US$34.35 (NYSE) and C$51.80 (TSE) on January 25, 2001.

         The acquisition is subject to regulatory approval in Canada and the U.S., approval from the shareholders of Centura Banks, Inc. and other customary closing conditions. The transaction is expected to be completed by mid-summer at which time Centura will adopt the name RBC Centura Banks, Inc.

         In connection with the merger agreement, Centura Banks, Inc. has granted Royal Bank a customary option to purchase a number of shares equal to
19.9 per cent of its outstanding common stock under limited circumstances.

         "Centura has an experienced management team, strong customer and community orientation and a corporate culture similar to ours," said John Cleghorn, chairman and chief executive officer of Royal Bank of Canada. "The transaction is consistent with our U.S. growth strategy, which is based on focused and manageable acquisitions. Centura's approach to developing and maintaining customer relationships while building size through acquisitions has successfully driven its own growth strategy. We want to preserve and build on their success as we grow our personal and commercial banking platform in the U.S.," said Cleghorn.

         "This is an outstanding opportunity for us to execute our successful retail banking model in one of the most attractive markets in the United States. Centura's positioning as a full line retailer of financial services provides the opportunity to create a strong retail banking platform in the United States with considerable growth potential," noted James Rager, vice-chairman of Royal Bank of Canada, responsible for its personal and commercial banking platform.

         Commenting on the transaction, Cecil W. Sewell, Jr., Centura chief executive officer said, "Royal Bank of Canada has a stellar reputation and a corporate culture very similar to our own. They offer us the best opportunity to preserve and strengthen this culture while realizing our full potential of offering financial solutions that make a positive difference in the lives of our customers."

         On completion of the transaction, Sewell will become chairman of RBC Centura Banks, Inc., and it is intended that he will become a member of the board of directors of Royal Bank of Canada. H. Kel Landis, currently president of Centura Bank, will become chief executive officer of RBC Centura Banks, Inc.

         The transaction provides the opportunity to integrate key operations of RBC's existing U.S. consumer businesses. These include: Security First Network Bank, based in Atlanta, the country's first and number one rated Internet bank, and Prism Financial Corporation, a Chicago-based national retail mortgage origination company with more than 1,100 loan officers and 180 offices in 29 states. It also complements the businesses of Liberty Life Insurance Company and Liberty Insurance Services Corporation, both based in Greenville, S.C. and Minneapolis-based Dain Rauscher Corporation, a leading regional, full service securities firm with 3,800 employees and a network of 90 offices in 27 states.

About Centura Banks, Inc.

         An US$11.5 billion-asset financial services company, Centura Banks, Inc. is based in Rocky Mount, N.C. Its 3,600 employees provide a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through Centura Highway, the bank's multifaceted customer access system that includes more than 240 full-service financial offices, telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. The bank has client relationships with over 420,000 households (650,000 customers). For more information, please visit www.centura.com.

About Royal Bank of Canada

         Royal Bank of Canada (RY) is a diversified financial services company. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, online banking and transaction processing on a global basis. The company employs 50,000 people who serve 10 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.royalbank.com.


Safe Harbor

This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied or not satisfied in a timely manner, that regulatory approvals will not be obtained or not obtained in a timely manner or that the shareholders of Centura will not approve the merger. Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined companies; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

RBC will be filing a registration statement and Centura Banks, Inc. will be filing a prospectus/proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT, THE PROSPECTUS/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by RBC and Centura will be available free of charge from each company's Investor Relations Department.

Centura Banks, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Centura in favor of the merger. The directors and executive officers of Centura Banks, Inc. include the following: R.H. Barnhardt, T.A. Betts Jr., H.T. Bowers, D.T. Clancy, S.M. Custer, E.L. Evans, B.W. Franklin, S.J. Goldstein, S.E. Gravely, J.H. High, R.L. Hubbard, W.H. Kincheloe, H.K. Landis III, C.T. Lane, W.H. Murphy, J.H. Nelson, D.E. Painter Jr., O.T. Parks III, M.S. Patterson, F.L. Pattillo, P.H. Pope, W.H. Redding Jr., C.M. Reeves III, B.T. Rogers, C.W. Sewell Jr., G.T. Stronach III, A.P. Thorpe III, S.M. White Jr., W.H. Wilkerson, C.P. Wilkins, and J.B. Williams. Collectively, as of January 25, 2001, the directors and executive officers of CENTURA beneficially owned approximately 9% of the outstanding shares of Centura common stock. Stockholders of Centura Banks, Inc. may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Media Contacts:
Andy Mus        404-875-1444 ext. 234      for Centura Banks, Inc.
Toronto         Jeff Keay                  416 974-5506 Royal Bank of Canada
Montreal        Raymond Chouinard          514-874-6556 Royal Bank of Canada
New York        Eric Starkman              212 461-2226 Starkman & Associates


Investor Relations Contacts:
Nabanita Merchant, senior vice-president    416-955-7803     Royal Bank
Anthony Ostler, senior manager              416-955-7804     Royal Bank
Steven Goldstein, chief financial officer   252-454-8356     Centura Banks, Inc.

Conference Calls:

Royal Bank of Canada and Centura Banks, Inc. invite interested investors to listen to a conference call with analysts and institutional investors. The call will take place at 9:30 a.m. EST, January 26, 2001. It will be accessible live via the Internet and archived on both the Internet and telephone. A media teleconference will commence at 10:30 a.m. EST.

Conference Call Access:
Analysts' Call: 9:30 a.m. EST and archived commencing Noon EST

Internet:         www.royalbank.com/investorrelation/conference.html

Phone recording: Available from Noon EST, January 26, 2001 to midnight, February 2, 2001, by dialing
                     416 626-4100 [reservation number -17799885] or
         1-800-558-5253 [reservation number - 17802971].

Media Conference Call: 1-888-568-1969 - 10:30 a.m. EST

                                 Talking Points

Why are we doing this?
Because of you. The simple answer is that Royal Bank of Canada sought us out because of our people, our franchise, our culture and our approach to business. It's a pretty good compliment to be offered the opportunity to become the U.S. banking operation for Canada's largest bank and one of the best financial services companies in North America.

Their interest came at a time when we were facing an increasingly competitive operating environment and where our ability to achieve success in our specialty businesses was restricted by our lack of scale...despite the good growth of these businesses.

We could have succeeded by remaining independent, but in light of the Royal Bank of Canada offer, we no longer felt it was our best option. The independent road was filled with uncertainties and risks that are removed by being part of RBC. We could have looked for a merger of equals, but the reality is that there were few opportunities, limited cultural matches, and such a merger would have resulted in our loss of focus on the customer as we integrated the cultures. We could have pursued an in-market transaction, but the cost-saving measures required to make this type of transaction successful wouldn't have been the best answer for our employees or our customers.

So when Royal Bank of Canada, an out-of-market, out-of-state, out-of-country, financial services company indicated it wanted Centura to be its U.S. banking platform, we listened hard. Because of our franchise, because of our employees, because of our customer focus, we were offered a situation where we could essentially operate as a stand-alone company, where management, employees and technology would remain essentially intact, but where we would be afforded greater resources to grow our business in the complementary company of RBC's U.S. insurance, Internet banking, brokerage and mortgage businesses. It was clearly a win-win situation for our employees, our customers and our shareholders. It will allow us to access to capital, technology and other resources that would have been unavailable had we remained independent. It will provide better growth opportunities for our employees.


What did Royal Bank of Canada see in Centura?
Royal Bank of Canada, with assets of $200 billion, is the largest bank in Canada and has a global presence in the financial services industry. RBC recognized in Centura a unique opportunity to expand their retail and commercial banking operations in the United States. RBC's goal is to build a strong North American platform for retail services. Our customer-focused approach, our geographic footprint, and our culture are highly attractive to Royal Bank of Canada. RBC wants us to be the focal point for its U.S. banking strategy, which will complement its other U.S. operations. These are: Minneapolis-based Dain Rauscher Corporation, a leading regional full-service securities firm with 3,800 employees and a network of 90 offices in 27 states; Liberty Life Insurance Company and Liberty Insurance Services Corporation, both based in Greenville, S.C.; Atlanta-based Security First Network Bank, the country's first and No.

1-rated Internet bank; and Prism Financial Corporation, a Chicago-based national retail mortgage origination company with more than 1,100 loan officers and 180 offices in 29 states. With our addition as RBC's banking platform, the synergistic potential is apparent and exciting.

How did this evolve?
Royal Bank of Canada approached us in the fall, and we liked what we saw. Negotiations became serious over the past 30 days or so.

What will change?
That's hard to say accurately at this point. We do know that our name will change to RBC-Centura, which is part of RBC's global branding strategy, and also allows us to retain our identity with our customers and in the communities where we do business. Because of the complementary nature of our business, the risk of divestitures and large-scale job reductions at Centura is virtually non-existent. In terms of compensation and benefits, we're not expecting anything to change in 2001. We'll have more details for you as soon as we know them.

Will RBC's big bank image hurt our reputation with customers as customer-focused agile bank?
RBC is the largest bank in Canada, but its success is in large part due to it customer-oriented philosophy, which meshes very well with ours. In fact, there are many ways current and potential customers will benefit from this relationship. RBC's vision is to grow profitable relationships with each one of its business and personal customers by creating tailored customer experiences, building a more personalized and friendly brand and corporate image, reducing costs, and effectively managing risk and capital. This is very close to our vision of making a difference in the lives of our customers as a full-line retailer of financial services that understands customers and their needs.

Will Centura remain in Rocky Mount?
Yes. Centura will be the retail banking headquarters for Royal Bank in the United States and the headquarters will be in Rocky Mount.

What effect will this have on our customers?
None at first. You should remain focused on making a positive difference in the lives of your customers, just as you do now. In the future, the level of sophistication with which we are able to provide financial solutions should expand, based on the synergies and resources of RBC's other U.S. operations. This is a very positive development for customers and for employees, since it provides us with better ability to service our customers needs, and creates more opportunities for ensuring our employees are successful. Other than that, we want to make the combination transparent to our clients.

How does the fact that we will be owned by a foreign entity affect our customers' deposits?
The change in ownership of Centura will have no impact on our customers. We will continue to be based in Rocky Mount, and the Federal Reserve will continue to have oversight responsibilities for Centura's business. It also is worth noting that Royal Bank shares are listed on the New York Stock Exchange, which means the company is subject to NYSE standards of practice.

How will Centura interact with RBC's other U.S. financial services operations? Keep in mind that both Centura and RBC develop products and services based on insight into customer needs. Over the next several months, we will be exploring all opportunities to find synergies with these other operations in order to build stronger relationships with our customers.

Will there be any job reductions at Centura as a result of these "synergies?" No plans currently exist for any consolidations at Centura. As is the normal business practice of both Centura and RBC, however, all operations are continually reviewed to capitalize on changing opportunities. Part of this process relies in our ability to maximize efficiencies and effectiveness. That said, with the increased resources and enhanced capabilities we will have to grow our business, we expect this transaction to ultimately result in more jobs.

What does a Canadian bank know about the U.S. banking business?
One of the most appealing aspects of this transaction is the strength of Centura's people in helping build RBC's profile in the United States. Royal Bank has had a presence in the U.S. since the beginning of the 20th century. Today, RBC does business throughout the U.S. and is the largest bank in Canada, with a strong and stable financial foundation.

What do we tell our customers?
Client letters and statement stuffers will be created to make sure your customers are well informed about the transition. In the meantime, tell them this will not disrupt their service and that they can expect the same great service from you.

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